          MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       of
                      American Century California Tax-Free
                               and Municipal Funds
                        American Century Investment Trust
                        American Century Municipal Trust
                       American Century Mutual Funds, Inc.
                    American Century World Mutual Funds, Inc.
                    American Century Capital Portfolios, Inc.
                                     B CLASS

         WHEREAS,  each of the above named  corporations  (the  "Issuers") is an open-ended,  management  investment  company  registered  under  the  Investment
Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS,  the common stock of the Issuers is  currently  divided into a number of separate series of shares, or funds, each  corresponding to a distinct portfolio of securities; and

         WHEREAS, pursuant to Rule 18f-3 of the 1940 Act, the Issuers' Boards of
Trustees/Directors  (the "Board") have established multiple classes of shares of the various funds of the Issuers,  including an class of shares  designated as B
Class; and

         WHEREAS,  the Board in  considering  whether the Funds should adopt and implement  this B Class  Plan,  has  evaluated  such  information  as it  deemed necessary  to an  informed  determination  whether  this B Class Plan  should be adopted and implemented  and has considered such pertinent  factors as it deemed necessary  to form the basis for a decision  to use assets of the Funds for such purposes,  and has  determined  that there is a reasonable  likelihood  that the adoption  and  implementation  of this B Class Plan will  benefit  the Funds and their B Class shareholders; and

         WHEREAS,  the  Board  desires  to  authorize  the funds  identified  in
SCHEDULE A (the "Funds") to bear expenses of individual shareholder services and distribution of certain of their shares by adopting this Master Distribution and
Individual  Shareholder  Services Plan pursuant to Rule 12b-1 under the 1940 Act with respect to the B Class shares of each of the Funds; and

         WHEREAS,  AMERICAN CENTURY INVESTMENT MANAGEMENT,  INC. ("ACIM") is the
registered investment adviser to the Issuers; and

         WHEREAS,  the Issuers have entered into a  Distribution  Agreement (the
"Distribution  Agreement") with AMERICAN CENTURY INVESTMENT SERVICES,  INC. (the
"Distributor")  pursuant  to which  Distributor  serves  as  distributor  of the various classes of the Funds, including the B Class.

         NOW, THEREFORE,  the Issuers hereby adopt, on behalf of the Funds, this
Plan,  in accordance  with Rule 12b-1 under the 1940 Act on the following  terms and conditions:

Section 1.    Fees

a.       Distribution Fee. For purposes of paying costs and expenses incurred in providing  the services  set forth in Section 2 below,  the Funds shall pay ACIM, as paying agent for the Funds, a fee equal to 75 basis points
         (0.75%) per annum; of the average daily net assets of the shares of the
         Funds' B Class of shares (the "Distribution Fee").

b.       Individual  Shareholder  Services Fee. For purposes of paying costs and expenses  incurred in  providing  the  services  set forth in Section 3 below,  the Funds shall pay ACIM, as paying agent for the Funds,  a fee equal to 25 basis  points  (0.25%) per annum of the  average  daily net assets of the shares of the Funds' B Class of shares  (the  "Individual
         Shareholder Services Fee").

c.       Applicability  to Additional  and Future  Funds.  If any of the Issuers
         desire  to add  additional,  currently-existing  funds  to the  Plan or establish  additional funds in the future, and the applicability of the
         Plan with  respect to such  existing  or new funds is  approved  in the manner set forth in Section 5 of this Plan, as well as by the then-sole shareholder  of the B Class  shares of such new  funds  (to the  extent shareholder  approval of new funds is required by then-current 1940 Act
         Rules),  this Plan may be amended  to provide  that such new funds will become subject to this Plan and will pay the  Distribution  Fee and the
         Shareholder  Services  Fee set forth in  Sections  1(a) and 1(b) above, unless the Board specifies  otherwise.  After the adoption of this Plan by the  appropriate  Board with respect to the B Class of shares of the existing  or  new  funds,  the  term  "Funds"  under  this  Plan  shall thereafter be deemed to include the existing or new funds.

d.       Calculation   and   Assessment.   Distribution   Fees  and   Individual
         Shareholder  Services  Fees  under  this  Plan will be  calculated  and accrued  daily by each Fund and paid  monthly  to ACIM or at such other intervals as the Issuers and ACIM may agree.

e.       Sales  Commissions.  Distributor may pay to brokers,  dealers and other financial  intermediaries  through  which B Class  shares are sold such sales commissions as Distributor may specify from time to time. Payment of such sales commissions shall be the sole obligation of Distributor.

Section 2.     Distribution Services

a.       The  amount  set forth in  Section  1(a) of this Plan shall be paid for services  in  connection  with any  activities  undertaken  or expenses incurred by Distributor or its affiliates  primarily intended to result in the sale of B Class shares of the Funds,  which services may include but are not limited to, (A) the  payment of sales  commission,  ongoing
         commissions   and  other  payments  to  brokers,   dealers,   financial
         institutions  or others  who sell B Class  shares  pursuant  to Selling
         Agreements;  (B)  compensation to registered  representatives  or other employees of Distributor  who engage in or support  distribution of the
         Funds' B Class shares;  (C)  compensation  to, and expenses  (including overhead and telephone expenses) of,  Distributor;  (D) the printing of prospectuses,  statements  of  additional  information  and reports for other than existing  shareholders;  (E) the  preparation,  printing and distribution of sales literature and advertising  materials provided to the Funds' shareholders and prospective shareholders; (F) receiving and
         answering  correspondence  from  prospective  shareholders,   including
         distributing  prospectuses,  statements of additional information,  and
         shareholder   reports;  (G)  the  providing  of  facilities  to  answer
         questions from prospective  investors about Fund shares;  (H) complying with federal and state  securities  laws pertaining to the sale of Fund shares;  (I) assisting  investors in completing  application  forms and selecting  dividend and other  account  options;  (J) the  providing of other reasonable assistance in connection with the distribution of Fund shares;  (K) the  organizing  and  conducting  of  sales  seminars  and payments  in the  form of  transactional  compensation  or  promotional incentives;  (L) profit on the  foregoing;  (M) the payment of "service fees," as  contemplated  by the Rules of Fair  Practice of the National
         Association  of Securities  Dealers,  Inc.  ("NASD") and (N) such other distribution  and services  activities as the Issuers  determine may be paid for by the  Issuers  pursuant  to the  terms  of this  Plan and in accordance with Rule 12b-1 of the 1940 Act.

b.       For  purposes  of this Plan,  "service  fees"  shall mean  payments  in connection  with the  provision  of  personal,  continuing  services to investors in each Fund and/or the maintenance of shareholder  accounts,
         excluding -(i)   transfer  agent  and  subtransfer  agent  services  for
         beneficial  owners of a Fund's B Class  shares,  (ii)  aggregating  and processing purchase and redemption orders,  (iii) providing  beneficial owners with account  statements,  processing  dividend  payments,  (iv)
         providing  subaccounting services for B Class shares held beneficially,
         (v) forwarding  shareholder  communications to beneficial  owners,  and
         (vi)  receiving,   tabulating  and  transmitting  proxies  executed  by
         beneficial  owners;  provided,  however,  that  if the  NASD  adopts  a definition of "service fees" for purposes of Section 26(d) of the Rules of Fair  Practice  of the NASD (or any  successor  to such  rule)  that differs from the definition of "service  activities"  hereunder,  or if the NASD  adopts a  related  definition  intended  to  define  the same concept,  the  definition  of "service  fees" in this Section  shall be automatically  amended,  without  further  action  of the  parties,  to conform  to such  NASD  definition.  Overhead  and  other  expenses  of
         Distributor related to its service activities,  including telephone and other  communications  expenses,  may be  included  in the  information regarding amounts expended for such activities.

c.       Distributor  shall be deemed to have performed all services required to be  performed in order to be entitled to receive the  Distribution  Fee payable with respect to B Class shares upon the settlement  date of the sale of such B Class  share  or, in the case of B Class  shares  issued through one or a series of exchanges of shares of another  Fund, on the settlement  date of the first sale of a B Class share from which such B
         Class share was derived. Each Fund's obligation to pay the Distribution
         Fee shall be  absolute  and  unconditional  and shall not be subject to dispute,  offset,  counterclaim  or any defense  whatsoever,  at law or equity.  Notwithstanding  the  foregoing,  the  Issuers  may  modify or terminate  payments under this B Class Plan as provided in Section 8(c)
         below.

Section 3.     Individual Shareholder Services

As manager of the Fund's B Class of  shares,  ACIM may engage  third  parties to provide individual shareholder services to the shareholder of the B Class shares
("Individual  Shareholder  Services").  The payments authorized by this Plan are intended  to  reimburse  ACIM for  expenses  incurred by it as a result of these arrangements.  Such  Individual  Shareholder  Services and related  expenses may include,  but are not limited to, (A) individualized  and customized  investment advisory  services,  including the  consideration  of  shareholder  profiles and specific  goals;  (b) the  creation of  investment  models and asset  allocation
models  for  use  by  the  shareholder  in  selecting   appropriate  Funds;  (c)
proprietary  research about  investment  choices and the market in general;  (D)
periodic  rebalancing  of  shareholder  accounts to ensure  compliance  with the selected asset  allocation;  (E)  consolidation  of shareholder  accounts in one place; and (F) other individual services.

Section 4.     Transfer of Rights

a.       Distributor  may,  from  time  to  time,  assign,  transfer  or  pledge
         ("Transfer") to one or more designees (each an "Assignee"),  its rights to  all or a  designated  portion  of the  Distribution  Fee  (but  not
         Distributor's duties and obligations  pursuant hereto),  free and clear of any  offsets,  claims  or  defenses  the  Issuers  may have  against
         Distributor including,  without limitation,  any of the foregoing based upon the insolvency or bankruptcy of Distributor.  Each such Assignee's ownership  interest  in a  Transfer  of a  designated  portion  of  the
         Distribution Fee is hereinafter referred to as an "Assignee's Portion."
         A Transfer  pursuant to this Section shall not reduce or extinguish any claim of a Fund against Distributor.

b.       Distributor  shall  promptly  notify  the  Issuers  in  writing of each
         Transfer  pursuant to this  Section by  providing  the Issuers with the name and address of each such Assignee.

c.       Distributor  may direct the Issuers to pay directly to an Assignee such
         Assignee's  Portion.  In such  event,  Distributor  shall  provide  the
         Issuers with a monthly  calculation  of (i) the  Distribution  Fee, and
         (ii) each  Assignee's  Portion,  if any,  for such month (the  "Monthly
         Calculation").  The Monthly  Calculation shall be provided to each Fund by  Distributor  promptly  after the close of each  month or such other time as agreed to by a Fund and Distributor which allows timely payment of the Distribution Fee and/or the Assignee's Portion. No Fund shall be liable for any interest on such payments occasioned by delayed delivery of the Monthly  Calculation  by  Distributor.  In such event  following receipt  from  Distributor  of the notice of Transfer  and each Monthly
         Calculation,  the  Issuers  shall  make all  payments  directly  to the
         Assignee or Assignees in accordance  with the  information  provided in such notice and Monthly  Calculation,  on the same terms and conditions as if such payments were to be paid directly to ACIM. Each Issuer shall be entitled to rely on Distributor's  notices and Monthly  Calculations in respect of amounts to be paid pursuant to this Section.

d.       Alternatively,  in connection  with a Transfer,  Distributor may direct the Issuers to pay all of the  Distribution  Fee from time to time to a depository  or  collection  agent  designated  by any  Assignee,  which depository  or  collection  agent may be delegated the duty of dividing such  Distribution  Fee between the Assignee's  Portion and the balance
         (the  "Distributor's  Portion"),  in which case only the  Distributor's
         Portion  may be subject  to  offsets or claims a Fund may have  against
         Distributor.

Section 5.    Effectiveness

Upon  receipt of  approval  by vote of both (a) the Board and (b) the members of the Board who are not interested  persons of the Issuers (as defined in the 1940
Act) and have no direct or indirect  financial  interest in the operation of the
Plan or any agreements related to the Plan (the "Independent  Directors"),  this
Plan shall become effective as of September 3, 2002.

Section 6.     Term

This Plan will  continue in effect for one year from the date  hereof,  and will continue thereafter in full force and effect for successive periods of up to one year,  provided that each such continuance is approved in the manner provided in
Section 5.

Section 7.     Reporting Requirements

ACIM shall  administer  this Plan in accordance with Rule 12b-1 of the 1940 Act.
ACIM will provide to each Issuer's  Board,  and the  Independent  Directors will review and approve, in exercise of their fiduciary duties, at least quarterly, a written  report of the amounts  expended  with  respect to the B Class shares of each Fund by ACIM under this Plan and such other  information as may be required by the 1940 Act and Rule 12b-1 thereunder.

Section 8.    Termination and Severability

a.       This Plan may be terminated without penalty at any time with respect to the B Class  shares of any Fund by vote of the  Board of the  Issuer of which the Fund is a series,  by votes of a majority of the  Independent
         Directors,  or by vote of a majority of the outstanding  voting B Class shares of that  Fund.  Termination  of the Plan with  respect  to the B
         Class shares of one Fund will not affect the continued effectiveness of this Plan with respect to the B Class shares of any other Fund.

b.       If any  provision  of this Plan  should be  declared  or made  invalid, illegal or unenforceable  in any respect by a court decision,  statute, rule or otherwise,  the validity,  legality and  enforceability  of the remaining  provisions  shall  not in any way be  affected  or  impaired thereby.

c.       Notwithstanding  anything to the contrary  set forth in this Plan,  the
         Distribution  Fee shall not be  terminated  or  modified  (including  a modification  by change in the rules  relating to the  conversion  of B
         Class  shares of a Fund into A Class shares of the same Fund) and shall be paid to  Distributor  or as  directed  by  Distributor  pursuant  to
         Section  4  regardless  of   Distributor's   termination  as  a  Fund's
         distributor,  with respect to B Class shares either (i) issued prior to the date of any  termination or  modification;  (ii)  attributable to B
         Class  shares  issued  through one or a series of  exchanges of B Class shares of another Fund that were initially  issued prior to the date of such  termination  or  modification;  or (iii)  issued as a dividend or distribution  upon B Class shares initially issued or attributable to B
         Class  shares  issued  prior  to the date of any  such  termination  or modification except:

                  (A) to the extent  required  by a change in the 1940 Act,  the rules or regulations  under the 1940 Act, the Conduct Rules of the NASD or an order of a any court or governmental agency;

                  (B) in  connection  with a Complete  Termination  (as  defined below) of this Plan; or

                  (C) on a basis,  determined by the Board, including a majority of the Independent Directors, acting in good faith, so long as from and  after the  effective  date of such  modification  or termination:  (i) neither any Fund nor ACIM pays,  directly or indirectly,  a Distribution  Fee or an Individual  Shareholder
                  Services  Fee or to any  person  who is the  holder of B Class shares  of any  Fund  (but the  foregoing  shall  not  prevent payments for transfer agency or subaccounting  services),  and
                  (ii) the termination or modification of the  Distribution  Fee applies with equal effect to B Class issued either prior to or after such termination or modification.

d.       For purposes of this Plan, a "Complete Termination" shall have occurred if: (i) this Plan (and any successor  plan) is terminated  with respect to all B Class  shares of the Fund  then  outstanding  or  subsequently issued;  (ii) the  payment  by the Funds of the  Distribution  Fee with respect to all B Class shares of each Fund is terminated; and (iii) the
         Issuers  do not  establish  concurrently  with  or  subsequent  to such
         termination   of  this  Plan   another   class  of  shares   which  has
         substantially  similar  characteristics  to the current B Class shares, including the manner of payment and amount of contingent deferred sales charge paid directly or indirectly by the holders of such shares.

Section 9.     Amendments to this Plan

This Plan may not be amended to increase materially the amount of compensation a
Fund is  authorized  to pay under  Section 1 hereof  unless  such  amendment  is approved in the manner  provided for initial  approval in Section 4 hereof,  and such  amendment  is further  approved  by a majority of the  outstanding  voting securities of the B Class shares of the Fund. No other material amendment to the
Plan will be made unless approved in the manner provided for approval and annual renewal in Section 5 hereof; provided,  however, that a new Fund may be added by any Issuer upon approval by that Issuer's Board by executing a new Schedule A to this Plan.

Section 10.    Recordkeeping

The Issuers will preserve copies of this Plan (including any amendments thereto)
and any related agreements and all reports made pursuant to Section 6 hereof for a period of not less than six years  from the date of this  Plan,  the first two years in an easily accessible place.

Section 11.    Independent Directors

So long as the Plan remains in effect,  the selection and  nomination of persons to serve as  Independent  Directors  on each  Board  shall be  committed  to the
discretion  of  the  Independent   Directors  on  that  Board  then  in  office.
Notwithstanding  the above,  nothing herein shall prevent the  participation  of other  persons  in the  selection  and  nomination  process  so  long as a final decision on any such  selection or nomination is within the  discretion  of, and approved by, the Independent Directors so responsible.

 IN WITNESS WHEREOF, the Issuers have adopted this Plan as of September 3, 2002.

                                      AMERICAN CENTURY CALIFORNIA TAX-FREE
                                         AND MUNICIPAL FUNDS
                                      AMERICAN CENTURY INVESTMENT TRUST
                                      AMERICAN CENTURY MUNICIPAL TRUST
                                      AMERICAN CENTURY MUTUAL FUNDS, INC.
                                      AMERICAN CENTURY WORLD MUTUAL
                                         FUNDS, INC.
                                      AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                                      By:     /s/Charles A. Etherington
                                      Name:   Charles A. Etherington
                                      Title:  Vice President

                                   SCHEDULE A

                         Series Offering B Class Shares

Series                                                       Date Plan Adopted
------                                                       -----------------

American Century California Tax-Free and
Municipal Funds
*        California High-Yield Municipal Fund                September 3, 2002

American Century Investment Trust
*        Prime Money Market Fund                             September 3, 2002
*        Diversified Bond Fund                               September 3, 2002
*        High-Yield Fund                                     September 3, 2002

American Century Municipal Trust
*        High-Yield Municipal Fund                           September 3, 2002

American Century Mutual Funds, Inc.
*        Select Fund                                         September 3, 2002
*        New Opportunities II Fund                           September 3, 2002
*        Large Company Growth Fund                           September 3, 2002

American Century World Mutual Funds, Inc.
*        International Growth Fund                           September 3, 2002

American Century Capital Portfolios, Inc.
*        Large Company Value Fund                            September 3, 2002
*        Value Fund                                          September 3, 2002

By:    /s/Charles A. Etherington
Name:  Charles A. Etherington
Title: Vice President
Date:  September 3, 2002